Exhibit 5.1

VectivBio Holding AG Aeschenvorstadt 36 4051 Basel Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zurich homburger.ch T +41 43 222 10 00

Zurich, January 27, 2023

VectivBio Holding AG – Registration Statement on Form F-3

Ladies and Gentlemen,

We, Homburger AG, have acted as special Swiss counsel to VectivBio Holding AG, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the filing of (i) a registration statement on Form F-3 (the Registration Statement), including a base prospectus (the Base Prospectus), to be filed with the United States Securities and Exchange Commission (the SEC) on the date hereof for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act), certain securities, including (a) registered shares of the Company, each with a nominal value of CHF 0.05 (the Ordinary Shares), (b) debt securities of the Company (the Debt Securities), (c) warrants of the Company (the Warrants), and (d) units (the Units, and together with the Debt Securities and the Warrants, the Securities) and (ii) a prospectus (the Prospectus) to be filed with the SEC on the date hereof relating to the offering and sale by the Company of Ordinary Shares, issued or to be issued out of authorized share capital (or, if and when adopted and approved by the Company’s general meeting of shareholders, a capital range (Kapitalband)) of the Company, for an aggregate offering price of up to USD 350,000,000 (the Offered Shares). As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.

Capitalized terms used but not defined herein have the meaning ascribed to them in the Documents (as defined below).

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents (other than as listed below) or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

(i)	an electronic copy of the Registration Statement, including the Base Prospectus and the Prospectus;

(ii)

an electronic copy of the articles of association (Statuten) of the Company, the form of which was filed with the SEC on October 18, 2022 as Exhibit 1.2 to the Company’s report on Form 6-K (the Articles of Association); and

(iii)

an electronic copy of the written resolution of the Company’s board of directors (the Board) dated as of January 23, 2023, approving, among other things, (i) the filing of the Registration Statement and of the Prospectus with the SEC and (ii) the issuance, offering and sale of the Offered Shares (the Board Resolution).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinions below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

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(b)

all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures on any such document have been affixed thereto by the individual to whom such electronic signature belongs;

(c)	all documents produced to us in draft form will be executed in the form of the draft submitted to us;

(d)	all signatures appearing on all original documents or copies thereof which we have examined are genuine;

(e)	to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;

(f)	no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion;

(g)	the Registration Statement, the Base Prospectus and the Prospectus will be duly filed by the Company;

(h)	the filing of the Registration Statement, the Base Prospectus and the Prospectus with the SEC have been duly authorized by all necessary actions under all applicable laws other than Swiss law;

(i)

the Registration Statement, the Base Prospectus, the Prospectus and the Articles of Association are unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Registration Statement, the Base Prospectus, the Prospectus or the Articles of Association, as the case may be, as of the date hereof;

(j)	the Board Resolution has been duly resolved in a duly executed written resolution and has not been rescinded or amended and is in full force and effect;

(k)

(i) the number of Offered Shares will not exceed the number of registered shares that may be issued under the Articles of Association (as may be amended from time to time), (ii) prior to the offering and sale of any Ordinary Shares and/or Securities, the Registration Statement will have become effective, and (iii) the issuance of and payment for the Offered Shares will be made in accordance with the Articles of Association (as may be amended from time to time), the Registration Statement, the Base Prospectus, the Prospectus and Swiss law;

(l)

prior to the issuance, offering and sale of any Ordinary Shares and/or Securities, the Board of the Company will have duly authorized the issuance, offering and sale of such Ordinary Shares and/or Securities and will have validly excluded the pre-emptive rights of the existing shareholders for purposes of the issuance, offering and sale of such Ordinary Shares and/or Securities as contemplated in the Registration Statement, the Base Prospectus or the Prospectus, as applicable, and such authorization and exclusion will not have been amended and will be in full force and effect until the issuance of all such Ordinary Shares and/or Securities;

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(m)

the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (Einlagenrückgewähr) and has not undertaken and will not undertake an acquisition in kind (Sacheinlage) without complying with the formal procedure set forth in article 634 of the Swiss Code of Obligations (the CO), a set-off against a claim (Verrechnung) without complying with the formal procedure set forth in article 634a CO, or a conversion of equity surplus (Umwandlung von frei verwendbarem Eigenkapital) without complying with the formal procedure set forth in article 652d CO; and

(n)

all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles of Association, and other requirements for the filing of the Registration Statement, the Base Prospectus and the Prospectus or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement, the Base Prospectus and the Prospectus have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof the Ordinary Shares, any Ordinary Shares to be issued upon conversion, exercise, exchange or otherwise pursuant to the terms of any of the Securities, and the Offered Shares, in each case if and when issued and paid for pursuant to the Articles of Association, the underlying contractual arrangements and Swiss law—in particular after the issue price for such Ordinary Shares has been paid-in in accordance with the Articles of Association, the underlying contractual arrangements and Swiss law and upon registration of the corresponding share capital increase with the Commercial Register of the Canton of Basel-Stadt—and if and when such Ordinary Shares have been entered into the Company’s book of uncertificated securities, have been or will be, as applicable, validly issued, fully paid as to their nominal value and non-assessable.

IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)

The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)

The exercise of voting rights and rights related thereto with respect to any Ordinary Shares is only permissible after registration in the Company’s share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles of Association.

(c)	We express no opinion as to whether the Registration Statement, the Base Prospectus and the Prospectus are accurate, true, correct, complete or not misleading. In particular, and

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without limitation to the foregoing, we express no opinion on whether the Registration Statement, the Base Prospectus and the Prospectus provide sufficient information for investors to reach an informed assessment of the Company, any companies within the Company’s consolidation perimeter, the Ordinary Shares and the Securities.

(d)	When used in this opinion, the term “non-assessable” means that no further contributions have to be made by the relevant holder of the Ordinary Shares.

(e)	We express no opinion as to regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Base Prospectus and the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Sincerely yours,

/s/ Homburger AG

HOMBURGER AG

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